Exhibit 23.1

                          LIEBMAN GOLDBERG & DROGIN LLP
                          Certified Public Accountants
                          591 STEWART AVENUE, SUITE 450
                           GARDEN CITY, NEW YORK 11530
                               Tel. (516) 228-6600
                               Fax (516) 228-6664


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Fantasy Sports Net, Inc.


     We hereby consent to the use in the Registration Statement on Form SB-2 of our report dated June 25, 1999, relating to the compiled financial statements of Fantasy Sports Net, Inc. and any reference to our firm under the caption "Experts" in the Registration Statement.



/s/ Liebman Goldberg & Drogin, LLP
-------------------------------------
Liebman Goldberg & Drogin, LLP
Certified Public Accountants


July 1, 1999